                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
DTI Holdings, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-96235) on Form S-8 of MCK Communications, Inc. of our reports dated June 2, 2000 with respect to the consolidated balance sheet of DTI Holdings, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations and deficit, shareholders' equity, and cash flows for the period from October 1, 1998 to December 31, 1998 and the year ended December 31, 1999 and our report dated March 23, 2001 with respect to the balance sheet of Digital Techniques Inc. as of September 30, 1998 and the statements of operations and deficit and cash flows for the nine month period then ended, which reports appear in the Form 8-K/A of MCK Communications, Inc. dated June 14, 2000.


                                                        /s/ KPMG LLP

Toronto, Canada
May 3, 2001